Exhibit 10.78

Diodes Zetex Pension Scheme

Recovery Plan

Status

This recovery plan has been prepared by the Trustees of the Diodes Zetex Pension Scheme (“the Scheme”) on 22 February 2017 after obtaining the advice of the Scheme Actuary appointed by the Trustees.

Steps to be taken to ensure that the statutory funding objective is met

The actuarial valuation of the Scheme as at 5 April 2016 revealed a funding shortfall (technical provisions minus value of assets) of £30,693,000. To eliminate this funding shortfall, the Trustees, Diodes Zetex Limited and Diodes Zetex Semiconductors Limited (“the Employers”) have agreed that additional contributions will be paid to the Scheme by the Employers (together) from 5 April 2016 as follows:

•	£1,860,000 p.a. to be paid by 31 December each year from 1 January 2017 to 31 December 2029.

In addition to these amounts, the Employers have paid £1,360,000 in the year to 31 December 2016 and also agreed to pay the following amounts, although they have not been included in the Recovery Plan calculation.

•	£200,000 p.a. in respect of expenses to be paid towards the Scheme on or before 31 March each year until 31 December 2029, or such other amount as agreed between the Trustees and the Employers.
•	The Employers will meet the PPF levy in addition.

Period in which the statutory funding objective should be met

The funding shortfall is expected to be eliminated in 13 years from 1 January 2017, which is by 31 December 2029.

This expectation is based on the following assumptions:

•	Technical provisions calculated according to the method and assumptions set out in the Statement of Funding Principles dated 22 February 2017;
•	the return on existing assets and the return on new contributions during the period being 1% p.a. above that assumed in the calculation of the technical provisions as at 5 April2016 .

This statement has been agreed by the Trustees and Employers

22-2-17
Signed on b9Aalf of the Trustees of the Diodes Zetex Pension Scheme	Date

Signed on behalf of Diodes Zetex Limited and Diodes Zetex Semiconductors Limited	Date